UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
FORIAN INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

FORIAN INC.
41 University Drive, Suite 400
Newtown, PA 18940
April 29, 2024
To our Stockholders:
We are pleased to invite you to attend Forian Inc.’s 2024 Annual Meeting of Stockholders, which will be held at 12:00 p.m., Eastern Time, on Wednesday, June 12, 2024. Our Annual Meeting will be held entirely online. We believe that hosting our Annual Meeting virtually will enable greater stockholder attendance and participation and improves our ability to communicate more effectively with our stockholders. The Annual Meeting can be accessed via the Internet at: www.virtualshareholdermeeting.com/FORA2024.
Details regarding the business to be conducted at our Annual Meeting are more fully described in the accompanying Notice of 2024 Annual Meeting of Stockholders and 2024 Annual Meeting Proxy Statement. Other than the proposals described in the Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. We are also pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.
Your vote is important. Whether or not you plan to attend virtually the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of 2024 Annual Meeting of Stockholders and 2024 Annual Meeting Proxy Statement.
Thank you for your ongoing support of Forian.
Sincerely,

Max Wygod Executive Chairman, Chief Executive Officer and President

FORIAN INC.
41 University Drive, Suite 400
Newtown, PA 18940
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, June 12, 2024
12:00 p.m. Eastern Time
To our Stockholders:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Forian Inc. will be held virtually at www.virtualshareholdermeeting.com/FORA2024 on Wednesday, June 12, 2024, at 12:00 p.m. Eastern Time, to consider and vote on the following matters described more fully in the accompanying Proxy Statement:
1.	The election of the four director nominees that are set forth in the attached Proxy Statement to serve as Class III directors, whose term will expire in 2027;
2.	The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.	Such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
Our Board of Directors unanimously recommends that you vote “FOR” the election of all four of the Class III director nominees (Proposal 1) and “FOR” the proposal to ratify Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2).
Our Board of Directors has fixed April 19, 2024, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.
For specific instruction on how to vote your shares, see “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING” in the accompanying Proxy Statement.
In accordance with Securities and Exchange Commission (“SEC”) rules, we are furnishing these proxy materials and our 2023 Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 29, 2024, via the Internet. On or about April 29, 2024, we mailed to stockholders as of the record date a notice with instructions on how to access our Annual Meeting materials and how to vote via the Internet, by mail or telephone.

Any action on the items of business described above may be considered at the virtual Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
By Order of the Board of Directors,

Max Wygod Executive Chairman, Chief Executive Officer and President
Newtown, Pennsylvania
April 29, 2024
WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT OR BY ANOTHER NOMINEE RECORD HOLDER, PLEASE BE SURE TO MARK YOUR VOTING CHOICES ON THE PROXY CARD THAT ACCOMPANIES THIS PROXY STATEMENT. IF YOU FAIL TO SPECIFY YOUR VOTING INSTRUCTIONS FOR THE ELECTION OF DIRECTORS, YOUR SHARES WILL NOT BE VOTED FOR THE PROPOSAL DUE TO RULES APPLICABLE TO BROKER VOTING, OR WE MAY INCUR ADDITIONAL COSTS TO SOLICIT VOTES.
AN IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2024: OUR NOTICE, PROXY STATEMENT, FORM OF PROXY CARD AND 2023 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS AT: WWW.PROXYVOTE.COM.

i

FORIAN INC.
41 University Drive, Suite 400
Newtown, PA 18940
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, June 12, 2024, at 12:00 pm Eastern Time
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 12, 2024, AT 12:00 P.M. EASTERN TIME: Copies of this Proxy Statement and the accompanying form of proxy card, our Notice and 2023 Annual Report on Form 10-K (the “Annual Report”) are available at www.proxyvote.com by using your 16-digit control number that was included in the Notice of Internet Availability of Proxy Materials you received in the mail. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge for requesting a copy.
This Proxy Statement and the accompanying proxy card, the foregoing Notice of Internet Availability of Proxy Materials and the Annual Report are intended to be sent or given to stockholders of Forian Inc. (the “Company,” “Forian,” “we,” “us” or “our”) on or about April 29, 2024, in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, June 12, 2024, at 12:00 p.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/FORA2024 and at any adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Q:	Why am I receiving these materials?
A:
You have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent the Notice of Internet Availability of Proxy Materials to all of our stockholders as of the close of business on April 19, 2024 (the “Record Date”). The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice of Internet Availability of Proxy Materials, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
Q:	What is included in these materials?
A:	These materials include:
•	this Proxy Statement for the Annual Meeting;
•	a proxy card for the Annual Meeting; and
•	the Annual Report.
Q:	Who is entitled to vote?
A:
Only stockholders of record as of the Record Date shall be entitled to notice of, and to vote at, the Annual Meeting. During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please contact our Secretary at 267-376-0525 or legal@forian.com to arrange a visit to our offices. The list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/FORA2024, which may be accessed using your 16-digit control number that was included in the Notice of Internet Availability of Proxy Materials you received in the mail.

Q:	How many shares of common stock can vote?
A:
There were 31,139,797 shares of common stock outstanding as of the Record Date. Each stockholder entitled to vote at the Annual Meeting may cast one vote for each share of common stock owned by such stockholder that has voting power upon each matter considered at the Annual Meeting. Our stockholders do not have the right to cumulate their votes in elections of directors.

Q:	What may I vote on?
A:	You may vote on the following matters:
1.	the election of the four director nominees to serve as Class III directors, whose term will expire in 2027;
3.	the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
4.	such other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.
Q:	Will any other business be presented for action by stockholders at the Annual Meeting?
A:
Management knows of no business that will be presented at the Annual Meeting other than Proposals 1 and 2. If any other matter properly comes before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.

Q:	How does our Board recommend that I vote on each of the proposals?
A:	Our Board recommends a vote “FOR” each of the director nominees and “FOR” the ratification of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024.
Q:	How do I vote my shares?
A:
The answer depends on whether you own your shares of common stock of the Company directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own shares of the Company directly (i.e., you are a “registered stockholder”): your proxy is being solicited directly by us, and you can vote by Internet, by telephone, by mail or you can vote at our Annual Meeting. You are encouraged to vote prior to the Annual Meeting to ensure that your shares will be represented.
○
If you wish to vote by Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 11, 2024 to be counted. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

○
If you wish to vote by telephone, dial toll-free 800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 11, 2024 to be counted.

○
If you wish to vote by mail, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

○
If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” each of the four director nominees, “FOR” the ratification of Marcum LLP as our independent registered public accounting firm, and, in their discretion, on any other matter that properly comes before the Annual Meeting. Unsigned proxy cards will not be counted.

○
If you wish to vote at the Annual Meeting, attend the live webcast at www.virtualshareholdermeeting.com/FORA2024 and use your 16-digit control number included in the Notice, the proxy card, or in the instructions that accompany your proxy materials.

If you hold your shares of the Company through a broker, bank or other nominee: If you are a beneficial owner of shares registered in the name of your broker, bank or other organization, you should have received a Notice containing voting instructions from that organization rather than from Forian. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote electronically during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other organization included with these proxy materials, or contact that organization to request a proxy form.
Q:	What do I need to do to attend the Annual Meeting virtually?
A:
In order to attend our Annual Meeting live via the Internet, you must register at www.virtualshareholdermeeting.com/FORA2024 and use your 16-digit control number included in the Notice. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a 16-digit control number included in the Notice in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/FORA2024.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting at www.virtualshareholdermeeting.com/FORA2024 by logging in using the password you received via e-mail in your registration confirmation. You are entitled to attend our Annual Meeting only if you were a stockholder as of the Record Date.
Q:	Will I have the same participation rights in this virtual-only stockholder meeting as I would have at an in-person stockholder meeting?
A:
Yes. If you register to attend, and attend, the Annual Meeting pursuant to the instructions above, you will be able to vote online during the Annual Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered by the speakers.

Q:	What is a proxy?
A:
A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxy our Executive Chairman, Chief Executive Officer and President, Max Wygod. He may act on your behalf and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q:	What is the effect if I fail to give voting instructions to my broker or other nominee?
A:
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other organization how to vote your shares (or do not provide instructions by the deadline prescribed by it), your broker, bank or other organization may still be able to vote your shares in its discretion. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the Nasdaq Stock Market (“Nasdaq”), “non-routine” matters may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. Proposal 1 is considered to be non-routine. Proposal 2 is considered to be routine.

We encourage you to provide voting instructions to the organization that holds your shares.
Q:	What if I want to change my vote or revoke my proxy?
A:
A registered stockholder may change their vote or revoke their proxy at any time before the Annual Meeting by (i) going www.virtualshareholdermeeting.com/FORA2024 and log in using and use your 16-digit control number included in the Notice of Internet Availability of Proxy Materials, (ii) attending and voting at the Annual Meeting, or (iii) submitting a later dated proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail or at the Annual Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	What is a quorum?
A:
The holders of one-third of the 31,139,797 shares of our common stock outstanding as of the Record Date, either present or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting until a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q:	What vote is required to approve each proposal?
A:	The vote required for each Proposal is described below:
○
Election of Class III directors: A plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that the four director nominees with the most votes for a particular director seat are elected to that seat. You may choose to vote or withhold your vote for such nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to the director indicated and will have no impact on the election of directors, although it will be counted for the purposes of determining whether there is a quorum.

○
Ratification of our independent registered public accounting firm: A majority of the shares of stock that are present or represented by proxy and entitled to vote at the Annual Meeting must be voted in favor of the proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present or represented by proxy and entitled to vote. Accordingly, if you choose to “ABSTAIN” with respect to either proposal, your abstention has the same effect as a vote “AGAINST.”

Q:	What if additional proposals are presented at the Annual Meeting?
A:
We do not intend to bring any other matter for a vote at the Annual Meeting and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q:	Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?
A:
Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our directors will receive compensation for such service as described later in this Proxy Statement under the headings “EXECUTIVE COMPENSATION” and “DIRECTOR COMPENSATION.”

Q:	How many shares do the directors and officers of the Company beneficially own and how do they plan to vote their shares?
A:
Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 25.7% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the four Class III director nominees set forth in this Proxy Statement and in favor of the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Q:	Who will count the votes?
A:	Broadridge will count the votes cast by proxy. A representative of Broadridge will count the votes cast at the Annual Meeting and will serve as the inspector of election.
Q:	Who can attend the Annual Meeting?
A:	All stockholders as of the Record Date are invited to virtually attend the Annual Meeting.
Q:	Who pays the costs of this proxy solicitation?
A:
The Company will pay all the costs of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies by telephone, or by other means of communication and they will not be paid any additional compensation for solicitation. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	Where can you find the voting results?
A:
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual

Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Q:	Who is our independent registered public accounting firm and will they be represented at the Annual Meeting?
A:
Marcum LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2023 and audited our financial statements for such fiscal year. Marcum LLP has been selected by our Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2024. We expect that one or more representatives of Marcum LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting.

Q:	Why are you being asked to ratify the selection of Marcum LLP?
A:
Although stockholder approval of our Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its appointment of Marcum LLP, but will not be required to take any action.

BOARD OF DIRECTORS
Our Board currently consists of nine members who, in accordance with our certificate of incorporation and bylaws, are divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Biographical information regarding the business experience of each of our directors and the primary aspects of each of our directors’ experience, qualifications, attributes or skills that led to the conclusion that each of our directors should serve on our Board is set forth below:
Nominees for Class III Directors for a Term Expiring at the 2027 Annual Meeting
Name	Director Since	Age	Independent	Position	Board Committees
					Audit	Compensation	Nominating
Ian G. Banwell	2021	60	✔	Director	✔	✔
Adam Dublin	2021	58		Chief Strategy Officer and Director
Alyssa Varadhan	2021	43	✔	Director			✔
Max C. Wygod	2021	36		Executive Chairman, Chief Executive Officer and President
Ian G. Banwell has served as a Class III director since the closing of the business combination in March 2021. Mr. Banwell is currently the Chairman of Banwell Holdings LLC, which focuses on investments in the data, health care and financial services industries. From September 2022 to March 2024, Mr. Banwell was the Chief Executive Officer at Hamburg Commercial Bank AG, which provides banking services for higher-end medium-sized companies and financing for real estate projects, having previously served as Chief Financial Officer and other executive roles since April 2019. From April 2018 to March 2019, Mr. Banwell was a Senior Managing Director at Cerebus Operations and Advisory Company LLC. Mr. Banwell was Chief Investment Officer of Bank of America from 2000 to 2007. He left Bank of America in 2007 to start Round Table Investment Management and was its CEO until 2015. Mr. Banwell also served as a member of the U.S. Treasury’s Borrowing Advisory Committee from 2001 to 2012 and as its Chairman in 2005 and 2006.
Mr. Banwell’s qualifications for membership on our Board include his experience as an investment professional, his experience managing an investment firm and his experience as a senior executive at a large financial institution.
Adam Dublin has served as Chief Strategy Officer and a Class III director since the closing of the business combination in March 2021. Prior to the closing of the business combination, Mr. Dublin was co-founder of Medical Outcomes Research Analytics, LLC, now an operating subsidiary of the Company and served as its Chief Strategy Officer since founding MOR. Mr. Dublin is a seasoned entrepreneur and senior executive with extensive strategy, business development and operating expertise in healthcare information and technology. He was responsible for developing MOR’s strategy, data acquisition, partnership development and acquisitions and he has over 30 years of experience in creating innovative businesses. Prior to its 2017 $2.8 billion sale to Internet Brands, a KKR portfolio company, Mr. Dublin was on the executive leadership team of WebMD as Senior Vice President, Strategy and Analytics. In that role, he was responsible for developing the company’s marketing science platform, including the development of one of the world’s largest healthcare customer databases, linking patient, consumer demographic and online behavioral data in a HIPAA-compliant manner. Previously, he was Vice President, Strategy and Corporate Development for IMS Health, among the world’s largest healthcare information providers (now IQVIA), following its 2011 acquisition of SDI Health, where Adam was the Chief Strategy Officer. SDI Health was a recognized leader in longitudinal patient data prior to its acquisition by IMS Health in 2011. Mr. Dublin’s track record at SDI included multiple strategic acquisitions that enabled the company to continuously drive growth resulting in the company eventually becoming the third-largest pharmaceutical informatics concern in the U.S. At SDI, he patented encryption and de-identification technologies that enabled the linkage of patient databases in a HIPAA-compliant fashion to create one of the first and largest Real World Evidence platforms supporting health economics and outcomes research. Prior to SDI, he was Senior Vice President Corporate Key Accounts for NDCHealth, one of the nation’s largest healthcare IT concerns and the nation’s second-largest pharmaceutical informatics business. He had P&L for NDC’s wholesale data businesses, commercializing data assets to multiple industries and creating new lines of business in payer analytics, benefits administration, underwriting and consumer analytics. Prior to NDCHealth, he was an executive with several healthcare analytics firms. Mr. Dublin received a B.A. from the University of Iowa and an M.A. from Northwestern University.
Mr. Dublin’s qualifications for membership on our Board include the perspective and experience he brings as a co-founder of MOR and predecessor data analytics companies.
Alyssa F. Varadhan has served as a Class III director since the closing of the business combination in March 2021. Ms. Varadhan is currently Vice President at Delos Living, LLC, the pioneer of wellness real estate. At Delos, Ms. Varadhan focuses on capital markets initiatives, strategic partnerships, investor relations and business development opportunities across residential, hotel, commercial and technology platforms creating innovative solutions focused on health and wellness within the built environment. She started her career at Goldman Sachs and served in various roles within the Securities Divisions from 2002 to 2018. Ms. Varadhan was a Managing Director in Client Relationship Management and Strategy at Goldman Sachs. Ms. Varadhan also served on the Board of Visitors for the Pratt School of Engineering at Duke University for 8 years. Ms. Varadhan graduated from Duke University with BSc degrees in Biomedical Engineering and Electrical Engineering.
Ms. Varadhan qualifications for membership on our Board include her experience as an investment professional, her capital markets and healthcare business development professional experience and her experience as a managing director at a large financial institution.
Max C. Wygod has served as Executive Chairman and a Class III director since the closing of the business combination in March 2021 and as our Chief Executive Officer and President since February 2022. Prior to the closing of the business combination, Mr. Wygod co-founded MOR in 2019 and served as a Manager of MOR until February 2021. Mr. Wygod is a healthcare executive and investor with experience investing, acquiring and divesting public and private growth companies at the intersection of healthcare and information technology. Mr. Wygod led the investment strategy for Wygod & Co. LLC, a virtual family office dedicated to private and public investments in the healthcare industry. Previously, Mr. Wygod served as a Vice President of Business Development at WebMD Health, where he participated in facilitating its sale to Internet Brands, a KKR portfolio company in 2017. A seven-year veteran at WebMD, Mr. Wygod had various business development and operating roles that included, but are not limited to, WebMD’s strategic growth objectives through capital allocation, acquisitions, partnerships, joint ventures, commercial relationships, investments and divestitures. Mr. Wygod received a B.A. from Duke University and an M.B.A. in Finance and Entrepreneurship from The Stern School at New York University.
Mr. Wygod’s qualifications for membership on our Board include the perspective and experience he brings as our co-founder and experience with predecessor data analytics companies.
Continuing Directors
Name	Director Since	Age	Independent	Position	Board Committees
					Audit	Compensation	Nominating
Mark J. Adler, M.D.	2021	67	✔	Director		✔
Jennifer Hajj	2021	40	✔	Director			✔
Shahir Kassam-Adams	2021	64	✔	Director
Stanley S. Trotman, Jr.	2021	80	✔	Director	✔	✔
Kristiina Vuori, M.D., Ph.D.	2021	56	✔	Director	✔
Mark J. Adler, M.D. has served as a Class II director since the closing of the business combination in March 2021. Prior to that time, Dr. Adler was a member of WebMD’s Board of Directors from 2000 to 2017. Since 2014, Dr. Adler has also served as Strategic Advisor to, and as a member of the Scientific Advisory Board of, Biological Dynamics, Inc., a privately held biotechnology company, and is currently the Chairman of that Scientific Advisor Board. He is also currently a director of the San Diego Cancer Research Institute. From February 2011 until February 2014, Dr. Adler served as Director of Strategic Development for UC San Diego Oncology. Dr. Adler, an oncologist, was a co-founder of the San Diego Cancer Center and served for over 10 years as its Chief Executive Officer until February 2011. Until April 2006, Dr. Adler had served, for more than five years, as the Chief Executive Officer of the combined internal medicine and oncology group of Medical Group of North County in San Diego, California.

Dr. Adler’s qualifications for membership on our Board include his many years of experience as a physician and an executive of a physician practice, his involvement with early-stage biotechnology companies and his prior service as a director of public companies.
Jennifer Hajj has served as a Class II director since the closing of the business combination in March 2021. Ms. Hajj has been the Head of Partnerships at Galileo Inc. since March 2019. Galileo is a privately-held healthtech startup that enables the doctor-patient relationship. From May 2006 to February 2019, Ms. Hajj served as a senior expert on New York State Medicaid policy and government programs across Sachs Policy Group’s (SPG) client base and led SPG’s innovation practice. Ms. Hajj joined SPG in 2006 and consulted with a diverse set of clients including hospitals, long-term care systems, physician groups, health and human service agencies, health plans, tech-enabled companies and startups. Areas of specialization included public policy, strategic planning, program design, reimbursement, regulatory environments, technology and implementation. Subject matter expertise included, but was not limited to: Medicaid, DSRIP, managed care, value-based payments, behavioral health, long-term care, vulnerable populations and social determinants of health. In 2013, Ms. Hajj led the firm’s expansion to digital health and innovation. She led SPG’s innovation practice and actively advised and mentored several health care startups and entrepreneurs. Her expertise includes strategy, product development, market dynamics, business development, partnerships, regulatory environments and public policy. Ms. Hajj received her B.A. in public health studies with departmental honors distinction from the Johns Hopkins University, her M.P.H. from Columbia University Mailman School of Public Health and her M.B.A. from Columbia Business School.
Ms. Hajj’s qualifications for membership on our Board include her experience as a director and advisor of other companies in various aspects of the healthcare industry and her experience as an expert in public health and healthcare strategy.
Shahir Kassam-Adams has served as a Class II director since the closing of the business combination in March 2021. Mr. Kassam-Adams was a co-Founder and Chief Executive Officer of Universal Patient Key, which was recapitalized as Datavant in 2018. In addition to founding multiple healthcare technology companies, Mr. Kassam-Adams has been an early investor or operating executive in multiple healthcare technology-enabled startups and global companies including the Decision Resources Group (now Clarivate) and Thomson Reuters Scientific & Healthcare (now Merative). Mr. Kassam-Adams has been an Executive Advisor to Datavant and to New Mountain Capital since 2022. From 2018 to 2022, Mr. Kassam-Adams led Datavant’s Strategy and Corporate Development efforts. From 2007 to 2013, Mr. Kassam-Adams had several roles with Decision Resources Group, including as a member of its board of directors, President and Chief Strategy Officer. From 2002 to 2017, Mr. Kassam-Adams served as Executive Vice President and Chief Strategy Officer of Thomson Healthcare, a Thomson Reuters company. Mr. Kassam-Adams has an MS in Computer Science from Johns Hopkins and an MBA from Wharton.
Mr. Kassam-Adams’ qualifications for membership on our Board include his experience as an operator and early investor in multiple healthcare technology-enabled startups and companies and his healthcare business development professional experience.
Stanley S. Trotman, Jr. has served as a Class I director since the closing of the business combination in March 2021. Since 2004, Mr. Trotman has been the president of Jupiter Private Equity LLC. Mr. Trotman retired in 2001 from UBS Financial Services, Inc. after its 2000 acquisition of PaineWebber Incorporated, an investment banking firm where he had been a Managing Director with the Health Care Group since 1995.
Mr. Trotman’s qualifications for membership on our Board include his experience as a director of other public companies, including WebMD, and private companies in various aspects of the healthcare industry and his experience as an investment banker specializing in healthcare companies.
Kristiina Vuori, M.D., Ph.D. has served as a Class I director since the closing of the business combination in March 2021. Dr. Vuori is a physician-scientist with background in biomedical research and drug discovery, and as an educator of research scientists. She has experience in managing non-profit research organizations, and has held various leadership roles in non-profit, for-profit and public boards. Dr. Vuori is President and CEO and member of the board of directors of Sanford Laboratories for Innovative Medicines (“Sanford Labs”) since January 2023. Sanford Labs is an independent, not-for-profit biomedical research institution with a mission to discover and deliver the next-generation of molecular medicines, including its first initiative focusing on RNA therapeutics. Since January 1995, Dr. Vuori has served as Professor, and since January 2010 as Pauline and

Stanley Foster Distinguished Chair, at the National Cancer Institute-designated Cancer Center of Sanford Burnham Prebys Medical Discovery Institute (“SBP”), a non-profit research organization with major research programs in cancer, neurodegeneration, diabetes and infectious, inflammatory and childhood diseases. Dr. Vuori also served as President and member of the board of directors of SBP from January 2010 to June 2022, and as the SBP’s interim Chief Executive Officer from January 2013 to September 2014, and from September 2017 to June 2020. She served as the Institute’s EVP for Scientific Affairs in 2008-2010, as Director of the Cancer Center in 2005-2013, and as Deputy Director of the Cancer Center in 2003-2005. Dr. Vuori currently serves or has served on the board of directors for American Association for Cancer Research, California Institute for Regenerative Medicine, California Breast Cancer Research Program, Sanford Consortium for Regenerative Medicine, Bionano Genomics, Inc, Inhibrx, Inc. and Sio Gene Therapies, Inc. She was director of WebMD, Inc. from 2014 until it was sold to KKR in 2017. Dr. Vuori holds M.D. and Ph.D. degrees from University of Oulu, Finland.
Dr. Vuori’s qualifications for membership on our Board include her many years of experience as a physician-scientist and executive of prestigious medical institutions, her involvement with early-stage biotechnology and medical companies and her prior service as a director of public companies.
Corporate Governance and Board Matters
Our Board is responsible for the supervision of our overall affairs. Our Board has established three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (the “Nominating Committee”). The Audit Committee, Compensation Committee and Nominating Committee operate under charters adopted by our Board that govern their responsibilities. Copies of each of these charters and our Code of Business Conduct and Ethics can be obtained free of charge from the Corporate Governance section of the Forian website at www.forian.com. All references to our website address are intended to be inactive textual references only and do not constitute incorporation by reference of the information contained at or available through our website. Each director attended at least 75% of the meetings of our Board and meetings of each committee on which they served during 2023. Directors are encouraged, but not required, to attend our annual stockholder meetings.
Director Independence
Our Board undertook a review of the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that Mark Adler, Ian Banwell, Jennifer Hajj, Shahir Kassam-Adams, Stanley Trotman, Alyssa Varadhan and Kristiina Vuori qualify as “independent directors” as defined by the Nasdaq listing rules. Adam Dublin, Martin Wygod and Max Wygod are not independent. Our Board also determined that each of the directors currently serving on the Audit Committee (i.e. Ian Banwell, Stanley Trotman and Kristiina Vuori) and the Compensation Committee (i.e. Mark Adler, Ian Banwell and Stanley Trotman) satisfy the independence standards for audit committees and compensation committees, as applicable, established by SEC and Nasdaq listing rules.
Removal and Appointment of Directors
Our certificate of incorporation and bylaws provide that a director may be removed with or without cause by the holders of at least a majority of the voting power of the shares then entitled to vote at an election of directors. Under such certificate of incorporation and bylaws, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by the vote of a majority of our directors then in office. Furthermore, such certificate of incorporation provides that the authorized number of directors may be changed only by a resolution adopted by the majority of our Board.
Role of our Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.
Board Committees
Audit Committee
The Audit Committee’s responsibilities include:
•	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;
•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies;
•	meeting independently with our internal auditing staff, if any, registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.
The members of our Audit Committee are Mr. Banwell, Mr. Trotman and Dr. Vuori. Mr. Banwell serves as the chairperson of the committee. Effective as of December 28, 2023, Mr. Kassam-Adams resigned from our Audit Committee and Dr. Vuori was appointed to our Audit Committee. All members of the Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. Our Board has determined that each of Mr. Banwell, Mr. Trotman and Dr. Vuori meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq rules. Our Board has determined that each of Mr. Banwell, Mr. Trotman and Dr. Vuori is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules.
Our Audit Committee met four times during our fiscal year ended December 31, 2023.
For information on audit fees, see “PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”
Compensation Committee
The Compensation Committee’s responsibilities include:
•	reviewing and approving, or recommending for approval by our Board, the compensation of our Chief Executive Officer and other executive officers;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our Board with respect to director compensation; and
•	preparing the annual compensation committee report by SEC rules, to the extent required.
The members of our Compensation Committee are Dr. Adler, Mr. Banwell and Mr. Trotman. Effective as of March 27, 2024, Dr. Vuori resigned from our Compensation Committee. Mr. Trotman serves as the chairperson of the Compensation Committee. Our Board has determined that each of Dr. Adler, Mr. Banwell and Mr. Trotman is independent under the applicable Nasdaq rules, including the Nasdaq rules specific to membership on the Compensation Committee, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Our Compensation Committee met once during our fiscal year ended December 31, 2023.
Nominating Committee
The Nominating and Corporate Governance Committee’s responsibilities include:
•	identifying individuals qualified to become Board members;
•	recommending to our Board the persons to be nominated for election as directors and to each Board committee;
•	developing and recommending to our Board corporate governance guidelines and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•	overseeing a periodic evaluation of our Board.
The members of our Nominating Committee are Ms. Hajj and Ms. Varadhan. Effective as of December 28, 2023, Mr. Kassam-Adams resigned from our Nominating Committee and Ms. Varadhan was elected as the chairperson of the Nominating Committee effective as of such date. Our Board has determined that Ms. Hajj and Ms. Varadhan are independent under the applicable Nasdaq rules.
While the Nominating Committee does not have a formal diversity policy, the Nominating Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the Nominating Committee’s existing nominations process is designed to identify the best possible nominees for our Board, regardless of the nominee’s gender, racial background, religion or ethnicity. The Nominating Committee identifies candidates through a variety of means, including recommendations from members of our Board and suggestions from our management, including our Chief Executive Officer. In addition, the Nominating Committee considers candidates recommended by third parties, including stockholders. The Nominating Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to our Secretary and giving the recommended candidate’s name, biographical data and qualifications. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, should be willing and able to contribute positively to the decision-making process of the Company, should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of our Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders and should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. Our goal is to achieve a Board that provides effective oversight through the appropriate balance of diversity of perspectives, experience, expertise and skills.
Our Nominating Committee met once during our fiscal year ended December 31, 2023.

Board Diversity
As presently constituted, our Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. The matrix below summarizes the self-identified gender and demographic background statistics for our Board. Each of the categories listed in the matrix below has the meaning given to it in Nasdaq Listing Rule 5605(f).
Board Diversity Matrix (As of April 29, 2024)
Total Number of Directors		9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latino
Native Hawaiian or Pacific Islander
White	3	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the last completed fiscal year.
Stockholder Communications with our Board
Stockholders who wish to communicate directly with our Board, or with a particular director, may send a letter addressed to our Secretary at Forian Inc., 41 University Drive, Suite 400, Newtown, Pennsylvania 18940. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of our Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairman of the Board.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our directors and each of our employees, advisors and consultants. The Code of Business Conduct and Ethics outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. Each director and employee is required to read the Code of Business Conduct and Ethics annually. The Audit Committee is responsible for overseeing the Code of Business Conduct and Ethics and must approve any waivers of the Code of Business Conduct and Ethics for directors or employees. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website at www.forian.com.

Review and Approval of Transactions with Related Persons
Our Code of Business Conduct and Ethics includes the review, approval and ratification of related party transactions. Under the Code of Business Conduct and Ethics, our Audit Committee is responsible for reviewing and approving related party transactions, which includes all transactions, arrangements and relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the aggregate amount involved will, or may be expected to, exceed $120,000 with respect to any fiscal year, and in which we (or one of our subsidiaries) are a participant and in which a related party has or will have a direct or indirect material interest. In the course of reviewing potential related party transactions, our Audit Committee will consider the nature of the related party’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arm’s-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for us entering into the transaction with the related party; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the Audit Committee may deem relevant.

AUDIT COMMITTEE REPORT
The Audit Committee of our Board assists our Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and to issue a report thereon.
In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2023 with management and with our independent registered public accounting firm. In addition, the Audit Committee has discussed the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements, with Marcum LLP, our independent registered public accounting firm for the year ended December 31, 2023. The Audit Committee has also received and reviewed the written disclosures and the letter from Marcum LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the independent registered public accounting firm’s independence from us) and has discussed with Marcum LLP their independence from us. We also considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.
Audit Committee: Ian G. Banwell Stanley S. Trotman, Jr. Kristiina Vuori
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS
The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 26, 2024 (except where otherwise noted) by:
•	each stockholder known by the Company to own beneficially more than 5% of our common stock;
•	each of our named executive officers (as that term is defined later in this Proxy Statement under the heading “EXECUTIVE COMPENSATION”);
•	each of our directors; and
•	all directors and executive officers as a group.
Percentage ownership in the following table is based on 31,139,797 shares of common stock outstanding as of April 26, 2024. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of common stock that may be acquired within 60 days of April 26, 2024 subject to options or other rights held by such person, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership. These shares are not considered to be outstanding for computing the percentage ownership of any other person. Unless otherwise noted, the address of all listed stockholders is c/o Forian Inc., 41 University Drive, Suite 400, Newtown, PA 18940. To our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Named Executive Officers and Directors:
Mark J. Adler, M.D.(1)	57,583	*
Ian G. Banwell(2)	126,034	*
Daniel Barton	747,080	2.4%
Adam Dublin	2,321,027	7.6%
Jennifer Hajj(3)	31,250	*
Shahir Kassam-Adams(4)	197,434	*
Edward Spaniel, Jr.(5)	2,928,505	9.3%
Stanley S. Trotman, Jr.(6)	172,500	*
Alyssa Varadhan(7)	26,250	*
Michael Vesey(8)	426,015	1.4%
Kristiina Vuori, M.D., Ph.D.(9)	50,007	*
Max C. Wygod	1,132,748	3.6%
Directors and Executive Officers as a group (12 individuals)	8,266,433	25.7%
Beneficial Owners of more than 5% of our common stock:
Thomas Coleman(10)	1,910,147	6.1%
Phyllis Dublin(11)	1,831,526	5.9%
Larry N. Feinberg(12)	1,819,527	5.8%
Anthony Vuolo(13)	4,015,795	12.9%
Pamela Wygod(14)	3,094,089	9.8%
*	Represents beneficial ownership of less than one percent (1%).
(1)	Includes (i) 35,083 shares held by Dr. Adler and (ii) 22,500 shares issuable to Dr. Adler pursuant to options exercisable within 60 days of April 26, 2024.
(2)
Includes (i) 3,750 shares held by Mr. Banwell; (ii) 99,784 shares held by Mr. Banwell’s spouse; and (iii) 22,500 shares issuable to Mr. Banwell pursuant to options exercisable within 60 days of April 26, 2024.

(3)	Includes (i) 3,750 shares held by Ms. Hajj; (ii) 5,000 shares held by Ms. Hajj’s spouse; and (iii) 22,500 shares issuable to Ms. Hajj pursuant to options exercisable within 60 days of April 26, 2024.

(4)	Includes (i) 174,934 shares held by Mr. Kassam-Adams and (ii) 22,500 shares issuable to Mr. Kassam-Adams pursuant to options exercisable within 60 days of April 26, 2024.
(5)
Includes (i) 634,397 shares held by Mr. Spaniel; (ii) 462,582 shares issuable to Mr. Spaniel pursuant to options exercisable within 60 days of April 26, 2024; and (iii) 1,831,526 shares held by The Adam H. Dublin 2019 Family Trust of which Mr. Spaniel is co-trustee and has joint investment and dispositive power. Mr. Spaniel disclaims beneficial ownership of the shares held by The Adam H. Dublin 2019 Family Trust.

(6)	Includes (i) 150,000 shares held by Mr. Trotman and (ii) 22,500 shares issuable to Mr. Trotman pursuant to options exercisable within 60 days of April 26, 2024.
(7)	Includes (i) 3,750 shares held by Ms. Varadhan and (ii) 22,500 shares issuable to Ms. Varadhan pursuant to options exercisable within 60 days of April 26, 2024.
(8)	Includes (i) 27,578 shares held by Mr. Vesey and (ii) 398,437 shares issuable to Mr. Vesey pursuant to options exercisable within 60 days of April 26, 2024.
(9)	Includes (i) 27,507 shares of held by Dr. Vuori and (ii) 22,500 shares issuable to Dr. Vuori pursuant to an option exercisable within 60 days of April 26, 2024.
(10)
Based solely on the information included in the most recently available Schedule 13G filed with the SEC on February 14, 2022 by Thomas J. Coleman (“Coleman”). The address for Coleman listed in the Schedule 13G is 55 Railroad Avenue, 2nd Floor, Greenwich, CT 06830.

(11)	These shares are held by The Adam H. Dublin 2019 Family Trust of which Ms. Dublin is co-trustee and has joint investment and dispositive power.
(12)
Based solely on the information included in the most recently available Schedule 13G/A filed with the SEC on February 13, 2024 by Larry N. Feinberg. Aggregate amount for Mr. Feinberg includes 281,380 shares held by Mr. Feinberg, 72,234 shares held by Oracle Ten Fund, L.P. (“Ten Fund”), 28,000 shares held by Oracle Investment Management, Inc. Employees’ Retirement Plan (the “Retirement Plan”), 7,200 shares held by The Feinberg Family Foundation (the “Foundation”), 179,114 shares held by Oracle Institutional Partners, L.P. (“Institutional Partners”), 1,251,599 shares beneficially owned by Oracle Partners, L.P. (“Partners”), 1,502,947 shares beneficially owned by Oracle Associates, LLC (“OAL”) and 1,530,947 shares beneficially owned by Oracle Investment Management, Inc. (“OIM”). Mr. Feinberg reported shared voting and dispositive power with respect to 1,538,147 shares of our common stock. Mr. Feinberg serves as the managing member of OAL, the general partner of Ten Fund, Partners and Institutional Partners, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Ten Fund, Partners and Institutional Partners. Mr. Feinberg is the sole shareholder, director and president of OIM, which serves as investment manager to Ten Fund and the Retirement Plan, and accordingly, may be deemed to be the beneficial owner of the shares beneficially owned by Ten Fund and the Retirement Plan. Mr. Feinberg is the trustee of the Foundation, and accordingly may be deemed to be the beneficial owner of the shares beneficially owned by the Foundation. Mr. Feinberg disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The address of the principal business office of such reporting persons is 77 W. Putnam Avenue, Greenwich, Connecticut 06830.

(13)
Includes (i) 370,396 shares held directly by Mr. Vuolo and (ii) 3,645,399 shares held by the Max Wygod Dynasty Trust of which Mr. Vuolo is trustee and has sole investment and dispositive power. Mr. Vuolo disclaims beneficial ownership of the shares held by the Max Wygod Dynasty Trust.

(14)	Mrs. Wygod is the spouse of Martin J. Wygod, who served as a Class I director of the Company until his death on April 11, 2024.

EXECUTIVE OFFICERS
The following are biographical summaries of our executive officers and their ages:
Name	Age	Position
Max Wygod	36	Executive Chairman, Chief Executive Officer and President
Adam Dublin	58	Chief Strategy Officer and Director
Edward Spaniel, Jr.	54	Executive Vice President, General Counsel and Secretary
Michael Vesey	62	Chief Financial Officer
Max Wygod has served as our Executive Chairman since the closing of the business combination in March 2021 and as our Chief Executive Officer and President since February 2022. Please refer to the “BOARD OF DIRECTORS” section in this Proxy Statement above for Mr. Wygod’s biographical information.
Adam Dublin has served as our Chief Strategy Officer since the closing of the business combination in March 2021. Please refer to the “BOARD OF DIRECTORS” section in this Proxy Statement above for Mr. Dublin’s biographical information.
Edward Spaniel, Jr. has been our Executive Vice President, General Counsel and Secretary since the closing of our business combination in March 2021. Mr. Spaniel previously served as the Senior Vice President, Corporate Development and General Counsel of Edmunds GovTech, Inc., an enterprise resource planning software provider within the local government sector, from September 2019 until February 2021. Prior to joining Edmunds GovTech, Ed was the Senior Vice President, Corporate Development and General Counsel of SICOM Systems, Inc., an enterprise resource planning and point of sale software provider within the restaurant technology sector, from 2016 until its sale to Global Payments Inc. in 2018. Between 2010 and 2016, Ed managed legal affairs across the Americas for SDI Health, LLC, a healthcare analytics provider, and then IMS Health Inc. (now IQVIA) after its acquisition of SDI Health in 2011. Prior to SDI Health, Ed was a corporate attorney at Blank Rome LLP in Philadelphia for 14 years, where his practice focused principally on private and public healthcare and technology companies. Ed received a B.A. from the University of Virginia and a Juris Doctor from the University of Virginia School of Law.
Michael Vesey has been our Chief Financial Officer since September 2021. Mr. Vesey previously served as the Chief Financial Officer of Wayside Technology (Nadaq: WSTG), an international technology solutions provider/distributor of cyber security, software and technology products, from 2016-2021. Prior to joining Wayside Technology, Mr. Vesey was the Chief Financial Officer of Majesco Entertainment Company, an international publisher and marketer of digital entertainment software products, from 2011 to 2016 and was the Chief Accounting Officer from 2006 to 2011 prior to his appointment to Chief Financial Officer. Mr. Vesey holds a B.B.A. from Pace University and earned a Master of Finance from Penn State University. Mr. Vesey is a Certified Public Accountant.

EXECUTIVE COMPENSATION
2024 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2023 and 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Dan Barton(2) Former Chief Executive Officer	2023	28,846	—	—	—	—	599,832(3)	628,678
	2022	250,000	—	—	—	87,500	—	337,500

Max C. Wygod(2) Executive Chairman, Chief Executive Officer and President	2023	75,000	—	758,000	—	—	—	833,000
	2022	75,000	—	—	—	—	—	75,000

Edward Spaniel, Jr. EVP, General Counsel and Sec.	2023	310,080	—	227,400	500,363	93,636	—	1,131,479
	2022	304,000	—	—	545,412	91,800	—	941,212

Michael Vesey Chief Financial Officer	2023	310,080	—	189,500	500,363	156,060	—	1,156,003
	2022	304,000	—	—	545,412	153,000	—	1,002,412
(1)
The amounts reported in these columns represent the aggregate grant date fair value of RSUs and options to purchase shares of our common stock, as applicable, computed in accordance with FASB ASC Topic No. 718. See Note 12 of the Notes to our Consolidated Financial Statements included in our Annual Report for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(2)	Mr. Barton resigned as Chief Executive Officer of the Company on February 10, 2023 and the Company’s Executive Chairman, Max Wygod, was appointed Chief Executive Officer and President as of such date.
(3)
Represents cash severance in the amount of $250,000 and the fair market value of 106,656 shares of Forian common stock for which vesting was accelerated, in each case in accordance with the terms and conditions of a separation agreement with Mr. Barton.

Employment Arrangements
Barton Employment Agreement and Separation Agreement
On August 1, 2019, we entered into an employment agreement with Mr. Barton setting forth the terms of his employment as our Chief Executive Officer. Pursuant to the agreement, Mr. Barton is entitled to an annual base salary of $250,000, which amount is subject to annual review by and at the sole discretion of our Board or our Compensation Committee. Mr. Barton is eligible to receive an annual cash bonus equal to or exceeding 35% of his base salary, provided that he achieves performance targets determined by our Board or our Compensation Committee. Mr. Barton also received a grant of profits interest in MOR equal to 4% of the then-outstanding units of MOR.
The employment agreement has a term commencing on the date thereof and continuing until terminated (i) upon death of the employee; (ii) upon disability; (iii) for Cause (as defined in the agreement); (iv) with Good Reason (as defined in the agreement) or without Cause; or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) paid vacation leave; (iii) health benefits; and (iv) a severance payment equal to twelve months of base salary and any cash bonus earned but unpaid upon termination by Mr. Barton for Good Reason or by us without Cause, with restrictive covenants applicable for a corresponding period after termination.
On February 10, 2023, we entered into a separation agreement with Mr. Barton containing a general release of claims. Mr. Barton will be eligible to receive the following, subject to continued compliance with the agreement: (i) continuation of Mr. Barton’s salary of $250,000 for twelve (12) months; (ii) $87,500, representing Mr. Barton’s annual bonus for the year ended December 31, 2022; (iii) acceleration of Mr. Barton’s remaining 106,656 unvested restricted shares of our common stock; and (iv) a maximum of twelve (12) months of continued COBRA coverage.

Wygod Offer Letter
On March 25, 2020, we entered into an offer letter with Mr. Wygod setting forth the terms of his employment. Pursuant to the offer letter, Mr. Wygod is entitled to a base salary of $75,000, which amount is subject to annual review by and at the sole discretion of our Board and our Compensation Committee. Mr. Wygod also received a grant of profits interest in MOR equal to 307,963 Class B membership units of MOR.
Mr. Wygod’s employment is at-will and may be terminated at any time for any reason by Mr. Wygod or us. If Mr. Wygod is terminated, he is entitled to receive (i) the then current base salary earned through the date of termination; (ii) any unpaid expense reimbursement owed; and (iii) any amount earned, accrued and arising from participation in, or benefits accrued under, any employee benefit plan or program, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans and programs.
Spaniel Employment Agreement
On March 1, 2021, we entered into an employment agreement with Mr. Spaniel setting forth the terms of his employment as our Executive Vice President, General Counsel and Secretary. Pursuant to the agreement, Mr. Spaniel is entitled to an annual base salary of $300,000, which amount is subject to annual review by and at the sole discretion of our Board or our Compensation Committee. Mr. Spaniel is eligible to receive an annual cash bonus equal to or exceeding 30% of his base salary, provided that he achieves performance targets determined by our Board or our Compensation Committee. Under the employment agreement, Mr. Spaniel also received a grant of 100,000 restricted stock units, which vest in four equal annual installments beginning on March 1, 2022, and 385,000 non-qualified stock options to purchase common stock of the Company, which vests twenty-five percent on March 1, 2022 and seventy-five percent in thirty-six equal monthly installments thereafter.
The employment agreement has a term commencing on the date thereof and continuing until terminated (i) upon death of the employee; (ii) upon disability; (iii) for Cause (as defined in the agreement); (iv) with Good Reason (as defined in the agreement) or without Cause; or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) paid vacation leave; (iii) health benefits; and (iv) a severance payment equal to twelve months of base salary and any cash bonus earned but unpaid upon termination by Mr. Spaniel for Good Reason or by us without Cause, with restrictive covenants applicable for a corresponding period after termination.
Vesey Employment Agreement
On September 2, 2021, we entered into an employment agreement with Mr. Vesey setting forth the terms of his employment as our Chief Financial Officer. Pursuant to the agreement, Mr. Vesey is entitled to an annual base salary of $300,000, which amount is subject to annual review by and at the sole discretion of our Board or our Compensation Committee. Mr. Vesey is eligible to receive an annual cash bonus equal to or exceeding 50% of his base salary, provided that he achieves performance targets determined by our Board or our Compensation Committee. Under the employment agreement, Mr. Vesey also received a grant of 40,000 restricted stock units, which vest in four equal annual installments beginning on September 2, 2022, and 350,000 non-qualified stock options to purchase common stock of the Company, which vests twenty-five percent on September 2, 2022 and seventy-five percent in twelve equal quarterly installments thereafter.
The employment agreement has a term commencing on the date thereof and continuing until terminated (i) upon death of the employee; (ii) upon disability; (iii) for Cause (as defined in the agreement); (iv) with Good Reason (as defined in the agreement) or without Cause; or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) paid vacation leave; (iii) health benefits; and (iv) a severance payment equal to twelve months of base salary and any cash bonus earned but unpaid upon termination by Mr. Vesey for Good Reason or by us without Cause, with restrictive covenants applicable for a corresponding period after termination.
Salary
In connection with annual performance evaluations and merit increases, the annual base salaries of Messrs. Spaniel and Vesey were increased from $300,000 to $306,000 effective April 4, 2022, from $306,000 to $312,120 effective April 3, 2023 and from $312,120 to $323,044 effective April 1, 2024.

Non-Equity Incentive Plan Compensation
We seek to motivate and reward our executives for achievements relative to corporate and individual goals and expectations for each fiscal year. Messrs. Barton, Spaniel and Vesey are eligible to receive an annual performance bonus based on the achievement of individual and Company-wide performance goals as determined by our Board, pursuant to the terms of their employment agreements and our bonus policies. The target bonus amounts for Messrs. Barton, Spaniel and Vesey in 2023 and 2022 were set pursuant to their employment agreements at 35%, 30% and 50%, respectively.
Based on 100% achievement of performance measures for 2023, our Board approved an annual cash performance bonuses in the respective amounts of $93,636 for Mr. Spaniel and $156,060 for Mr. Vesey. Mr. Wygod received no performance bonus in 2023.
Based on 100% achievement of performance measures for 2022, our Board approved an annual cash performance bonuses in the respective amounts of $87,500 for Mr. Barton, $91,800 for Mr. Spaniel, and $153,000 for Mr. Vesey.
Equity Compensation
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them. During fiscal year 2023, we granted options to purchase shares of our common stock and restricted stock units to Mr. Spaniel and Mr. Vesey and restricted stock units to Mr. Wygod.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not vested ($)
Dan Barton(1)	3/4/21	—	—	—	—	—	—
Max C. Wygod	2/13/23	—	—	—	—	200,000(2)	664,000
Edward Spaniel, Jr.	3/5/21	256,650	128,350(3)	12.18	3/5/31	50,000(4)	166,000
	5/11/22	75,000	125,000(5)	2.98	5/11/32	—	—
	2/13/23	—	185,000(6)	3.79	2/13/33	60,000(7)	199,200
Michael Vesey	9/2/21	196,875	153,125(8)	10.62	9/2/31	20,000(9)	66,400
	5/11/22	75,000	125,000(10)	2.98	5/11/32	—	—
	2/13/23	—	185,000(11)	3.79	2/13/33	50,000(12)	166,000
(1)
On March 2, 2021, in connection with the closing of the business combination and in exchange for previously held options and profits interests in MOR, Mr. Barton received 413,338 shares of restricted stock which vest in thirty-one equal monthly installments commencing on March 30, 2021. The unvested shares of restricted stock outstanding as of February 10, 2023, the date of Mr. Barton’s separation from the Company, were accelerated as of such date in accordance with our separation agreement with Mr. Barton.

(2)	On February 13, 2023, Mr. Wygod was granted 200,000 restricted stock units which vest in four equal annual installments beginning on February 13, 2024.
(3)	On March 5, 2021, Mr. Spaniel was granted an option to purchase 385,000 shares of common stock which vests 25% on March 1, 2022 and 75% in thirty-six equal monthly installments thereafter.
(4)	On March 5, 2021, Mr. Spaniel was granted 100,000 restricted stock units which vest in four equal annual installments beginning on March 1, 2022.

(5)	On May 11, 2022, Mr. Spaniel was granted an option purchase 200,000 shares of common stock which vests 25% on May 11, 2023 and 75% in twelve equal quarterly installments beginning on August 11, 2023.
(6)
On February 13, 2023, Mr. Spaniel was granted an option purchase 185,000 shares of common stock which vests 25% on February 13, 2024 and 75% in twelve equal quarterly installments beginning on May 13, 2024.

(7)	On February 13, 2023, Mr. Spaniel was granted 60,000 restricted stock units which vest in four equal annual installments beginning on February 13, 2024.
(8)
On September 2, 2021, Mr. Vesey was granted an option to purchase 350,000 shares of common stock which vests 25% on September 2, 2022 and 75% in twelve equal quarterly installments beginning December 2, 2022.

(9)	On September 2, 2021, Mr. Vesey was granted 40,000 restricted stock units which vest in four equal annual installments beginning on September 2, 2022.
(10)	On May 11, 2022, Mr. Vesey was granted an option purchase 200,000 shares of common stock which vests 25% on May 11, 2023 and 75% in twelve equal quarterly installments beginning on August 11, 2023.
(11)
On February 13, 2023, Mr. Vesey was granted an option purchase 185,000 shares of common stock which vests 25% on February 13, 2024 and 75% in twelve equal quarterly installments beginning on May 13, 2024.

(12)	On February 13, 2023, Mr. Vesey was granted 50,000 restricted stock units which vest in four equal annual installments beginning on February 13, 2024.
Other Compensation
Employee Healthcare Benefits
We offer healthcare benefits to our full-time employees through an individual coverage health reimbursement arrangement.
401(k) Plan
We maintain a defined contribution 401(k) retirement plan for all full-time employees. We have not matched any contributions made by employees to the 401(k) plan.
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	3,490,544	$6.77	2,274,450
Equity compensation plans not approved by security holders	350,000	$10.62	—
Total	3,840,544	$7.12	2,274,450

DIRECTOR COMPENSATION
Directors who are also our employees do not receive compensation for their service on our Board. Historically, our non-employee directors have not received compensation for their service on our Board other than equity compensation.
During our fiscal years ended December 31, 2023, we paid only equity compensation to our directors. The following table sets forth information concerning compensation for services rendered by our directors (other than our Executive Chairman, Chief Executive Officer and Chief Strategy Officer who are also members of our Board) for the fiscal year ended December 31, 2023:
Name	Fees earned or paid in cash ($)	Option Awards ($)(1)	Total Compensation ($)
Mark J. Adler, M.D.	—	33,416	33,416
Ian G. Banwell	—	33,416	33,416
Jennifer Hajj	—	33,416	33,416
Shahir Kassam-Adams	—	33,416	33,416
Stanley S. Trotman, Jr.	—	33,416	33,416
Alyssa F. Varadhan	—	33,416	33,416
Kristiina Vuori, M.D., Ph.D.	—	33,416	33,416
Martin J. Wygod(2)	—	—	—
(1)
The amounts reported in these columns represent the aggregate grant date fair value of the options to purchase 15,000 shares of our common stock at an exercise price of $3.14, computed in accordance with FASB ASC Topic No. 718. See Note 12 of the Notes to our Consolidated Financial Statements included in our Annual Report for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the directors upon sale of the underlying securities.

(2)	Martin J. Wygod served as a Class I director of the Company until his death on April 11, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2022, to which we have been a party, in which the amount involved in the transaction or series of related transactions exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5.0% of our common stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination, indemnification and change in control arrangements with our named executive officers, which are described under “EXECUTIVE COMPENSATION” and “DIRECTOR COMPENSATION.”
Our Audit Committee is responsible for the review, approval and ratification of related person transactions. The Audit Committee will review these transactions under our Code of Business Conduct and Ethics, which will govern conflicts of interests, among other matters, and will be applicable to our employees, officers and directors. See “BOARD OF DIRECTORS – Board Committees – Audit Committee” for additional information regarding related-party transactions.
Dublin Consulting Agreement
Adam Dublin, Chief Strategy Officer, was previously a consultant for one of our current vendors. Mr. Dublin’s consultancy with the vendor ended on December 11, 2020 and the parties have agreed not to renew the consulting agreement. Pursuant to Mr. Dublin’s consulting agreement with the vendor, Mr. Dublin received payments from the vendor for the years ended December 31, 2023 and 2022 of $317,722 and $467,324, respectively.
Scott Ogur Special Advisor Agreement
On January 26, 2021, we entered into a Special Advisor Agreement with Scott Ogur, a former director who resigned effective December 31, 2021, pursuant to which Mr. Ogur agreed to provide certain advisory services effective upon the closing of the business combination in March 2021. In accordance with the Special Advisor Agreement, during 2021, Mr. Ogur received cash fees of $223,513 and was granted a nonqualified stock option to acquire 732,332 shares of our common stock with an exercise price of $15.61 of which twenty-five percent vested on March 3, 2022 and seventy-five percent vests in thirty-six equal monthly installments thereafter. The Special Advisor Agreement expired on March 2, 2022, after which Mr. Ogur provided no further advisory services. Pursuant to a release agreement between us and Mr. Ogur, dated March 2, 2022 we agreed (i) that portion of the option with respect to 183,083 shares of our common stock vested on March 3, 2022 and (ii) that portion of the option with respect to 15,257 shares of our common stock will continue to vest monthly through March 2, 2023 (up to a maximum of 183,083 shares of our common stock), all of which shares remained outstanding and able to be exercised until June 2, 2023, subject to Mr. Ogur’s continued compliance with the terms and conditions of the agreement and certain other agreements between us and Mr. Ogur, at which time these options were cancelled as unexercised. Pursuant to the release agreement, Mr. Ogur also received a cash performance fee in the amount of $40,500 in March 2022.
License Agreement with Veritas Data Research, Inc.
On December 29, 2023, we entered into a License and Services Agreement with Veritas Data Research, Inc., an entity in which Mr. Kassam-Adams has a material equity interest. Contemporaneous with entry into the License and Services Agreement, we entered into Statement of Work No. 1 issued thereunder, pursuant to which we licensed certain information products to Veritas for its internal use and to inform products and services offered by Veritas to three beta clients. Total license fees paid to us through April 26, 2024, under Statement of Work No. 1 equal $100,000; however, Statement of Work No. 1 contemplates a potential additional payment of $25,000 conditioned on our incurrence of certain third party fees related to the information products licensed to Veritas. We amended Statement of Work No. 1 on February 21, 2024, to provide limited additional fields.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, our stockholders will vote on the election of four Class III director nominees named in this Proxy Statement as directors, each to serve until our 2027 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Ian G. Banwell, Adam Dublin, Alyssa Varadhan and Max C. Wygod for election to our Board at the Annual Meeting.
Each of the nominees has agreed to be named and to serve and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating Committee will recommend to our Board a replacement nominee. Our Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for their replacement.
Recommendation of our Board
Our Board unanimously recommends that stockholders vote “FOR” with respect to the election of Ian G. Banwell, Adam Dublin, Alyssa Varadhan and Max C. Wygod to our Board as Class III directors.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Marcum LLP audited our financial statements as of and for the years ended December 31, 2023 and 2022. The Audit Committee has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are submitting our selection of Marcum LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. We expect that one or more representatives of Marcum LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace Marcum LLP as our independent registered public accounting firm, and the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by the stockholders of the Company, the Audit Committee is not bound to retain the independent registered public accounting firm or to replace the independent registered public accounting firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the independent registered public accounting firm to be in the best interests of the Company.
Marcum LLP were initially appointed as our independent public accounting firm in 2020. The following table presents fees for professional services by Marcum LLP for the audit our financial statements for fiscal years 2023 and 2022 and fees billed for audit-related services, tax services and all other services for fiscal years 2023 and 2022.
	2023	2022
Audit Fees(1)	$385,000	$446,300
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	$6,000
Total Fees	$385,000	$452,300
(1)
Audit Fees: Consists of fees billed for professional services rendered in connection with quarterly reviews and the audit of our financial statements as of and for the years ended December 31, 2023 and 2022.

(2)
All Other Fees: Consists of fees billed for professional services rendered in connection with registration statements and amendments thereto filed with the SEC relating to our business combination transaction and stock based compensation plans.

All of the above services were approved by the Audit Committee. In accordance with the Sarbanes-Oxley Act of 2002, as amended, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our independent registered public accounting firm for such services.
Recommendation of our Board
Our Board recommends a vote “FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024
ANNUAL MEETING OF STOCKHOLDERS
Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2025 and intending to have such proposals included in our next proxy statement must send their proposals to our Secretary, in writing, at Forian Inc., 41 University Drive, Suite 400, Newtown, Pennsylvania 18940, pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2024 Annual Meeting of Stockholders and must be received by us not earlier than December 30, 2024 and not later than January 29, 2025. If, however, the date of our 2025 Annual Meeting of Stockholders will be on or before May 13, 2025 or on or after July 12, 2025, then notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The dates referenced below with respect to proposing an item of business at our 2025 Annual Meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.
In addition, under our bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that a nomination for director nominee(s) and/or an item of business to be introduced at an Annual Meeting of Stockholders must be in writing and received by our Secretary at our offices at Forian Inc., 41 University Drive, Suite 400, Newtown, Pennsylvania 18940. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2025 Annual Meeting:
•	no earlier than December 30, 2024; and
•	no later than January 29, 2025; or
•
if the 2025 Annual Meeting will be held be on or before May 13, 2025 or on or after July 12, 2025, then no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to the 2024 Annual Meeting and (B) the 10th day following the day on which notice of the date of the 2024 Annual Meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that our Board, or such person or persons requested by a majority of our Board to call special meetings, has determined that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that our Board, or such person or persons requested by a majority of our Board to call special meetings, as the case may be, has determined will be filled at such special meeting not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Any such notice must include all of the information required to be in such notice pursuant to our bylaws filed with the SEC.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received or written representations from reporting persons, we believe that during the year ended December 31, 2023 all Section 16(a) filing requirements were satisfied on a timely basis.

ANNUAL REPORT
A copy of our Annual Report is available to our stockholders with this Proxy Statement as described in the Notice of Internet Availability of Proxy Materials. A paper copy can be requested at no charge by following the instructions in the Notice of Internet Availability of Proxy Materials.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such documents to you if you write our Secretary at Forian Inc., 41 University Drive, Suite 400, Newtown, Pennsylvania 18940.
If you want to receive separate copies of our Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Secretary, in writing, at the address listed above.
By Order of the Board of Directors,

Max Wygod Executive Chairman, Chief Executive Officer and President

FORIAN INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47780-P10406 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORIAN INC.

The Board of Directors recommends you vote "FOR" each of the nominees for director and "FOR" Proposal 2.

1. To elect the following to serve as Class III directors until the annual meeting to be held in 2027 or until their successors are duly elected and qualified.

Nominees:	**For**	**Withhold**
1a. Ian G. Banwell	☐	☐
1b. Adam Dublin	☐	☐
1c. Alyssa Varadhan	☐	☐
1d. Max C. Wygod	☐	☐

	For	**Against**	**Abstain**
2. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V47781-P10406

FORIAN INC.
Annual Meeting of Shareholders
June 12, 2024 12:00 PM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Max Wygod, with full power of substitution and power to act alone, as proxy and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Forian Inc. that the undersigned shareholder(s) would be entitled to vote if present and acting at the Annual Meeting of Shareholders of Forian Inc. to be held on Wednesday, June 12, 2024 at 12:00 PM Eastern Time via live webcast at www.virtualshareholdermeeting.com/FORA2024 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side